Exhibit 99.1

                                   CERTIFICATE
                                 furnished under
                  Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the accompanying Annual Report of the Ameren Corporation Employee Long-Term Savings Plan - IUOE No. 148 (the "Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Donna K. Martin, Vice President, Human Resources, of Ameren Services Company, the administrator of the Plan, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

     A signed original of this written statement required by Section 906 has been provided to Central Illinois Public Service Company and will be retained by Central Illinois Public Service Company and furnished to the Securities and Exchange Commission or its staff upon request.



                                                /s/ Donna K. Martin
                                                -------------------------------
                                                Donna K. Martin
                                                Vice President, Human Resources
                                                Ameren Services Company
                                                (Plan Administrator)

Date:  June 30, 2003